Annual Report

Cover Page

Name of issuer:

FUN-GI GAMES LLC

Legal status of issuer:

Form: Limited Liability Company
Jurisdiction of Incorporation/Organization: CA
Date of organization: 5/4/2015

Physical address of issuer:

316 W 2ND ST
LOS ANGELES CA 90012

Website of issuer:

http://www.fun-gi.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

7

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$84,560.00	$1,738,912.14
Cash & Cash Equivalents:	$82,894.00	$131,324.27
Accounts Receivable:	$0.00	$147,491.95
Short-term Debt:	$33,784.00	$34,466.40
Long-term Debt:	$0.00	$810,263.42
Revenues/Sales:	$0.00	$310,314.74
Cost of Goods Sold:	$0.00	$72,253.46
Taxes Paid:	$820.00	$1,120.90
Net Income:	($73,274.00)	($146,634.60)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

FUN-GI GAMES LLC

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Alfred Fung	CEO	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Alfred Fung	Common	83.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Our company, fun-gi, is pre-revenue, and is raising capital to build and market a product we hope will define a new genre of game with the reknown of Chip & Joanna Gaines from HGTV's hit show, Fixer Upper.

Investors won't see a return until the company is acquired or IPO's.

Even with the partnerships and media support of Chip & Joanna Gaines and Scripps/HGTV, the game might not grow with enough players to generate revenue at the scale needed to support revenue, and thus marketing growth.

Mobile and VR games as an industry is still growing at a rapid pace, but consumption of media can be fickle where users may not be interested in this new type of game.

The consumption of any type of game content competes with the consumption of other types of media including television, movies, social, books, and other games.

The games industry is highly competitive with studios and publishers who possess greater financial, developmental, and marketing resources than fun-gi; even though these competitors would be limited with speed to market (given the intensity of engineering and art needed to compete) and the lack of carrying the brand power of Chip & Joanna Gaines.

The organic distribution and presence of our House Flip game is dependent upon the brand power of Chip & Joanna Gaines which carries the risks of many well-known and popular figures such as intense public scrutiny from the media.

The development of a first-of-its-kind game requires heavy commitments on engineering, design, and art; thus making it a lengthy process and may not be fully completed within anticipated timeframes.

Game development in general is an iterative process that requires persistent feature and content delivery which exposes its users to both positive and negative experiences until it is refined.

The social and networked nature of the House Flip game requires an Internet connection to 3rd party platforms and servers which can be susceptible to outages despite standard industry service level agreements.

While fun-gi and their development partner, Section Studios, are both committed to bringing on employees who are enabled to execute at the highest levels, the combination of talent, discipline, and dedication are difficult characteristics to find and retain in a team that can build a product with AAA quality.

The freemium business model does rely on economies of scale with a large user base, but every game monetizes at different levels which requires constant improvements. Even beyond insufficient users, convincing players to open their wallets to spend money on a game (even one they love) is not an easy task.

The future games fun-gi will develop beyond House Flip depend on timing and relevance of growing brands which can be uncertain.

The history of fun-gi allowed the development of its product with capital from past investors. The future operations depends on fun-gi's ability to create revenue. While fun-gi may consider additional funding in the future through debt and/or equity financing, there is no assurance that additional financing will be made.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class A Units	20	20	Yes
Class B Units	16	16	Yes
Common Units	354	354	Yes
Class E Units	22	22	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	0
Options:	0

24. Describe the material terms of any indebtedness of the issuer:

Creditor. Julie Fung
Amount Owed. 12500
Interest Rate. 0%
Maturity Date. None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2015	Section 4(a)(2)	Priced Round	$125,000	General operations
10/2016	Section 4(a)(2)	Priced Round	$200,000	General operations
2/2017	Regulation Crowdfunding	SAFE	$238,222	General operations
5/2017	Section 4(a)(2)	SAFE	$245,000	General operations
11/2017	Section 4(a)(2)	Common stock	$300,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Loan from family member.
Creditor. Julie Fung
Amount Owed. 12500
Interest Rate. 0%
Maturity Date. None

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We design and publish games that enable emerging brands to engage fans beyond traditional media. Our first partners are the stars of HGTV's most-watched show ever: Chip and Jo of 'Fixer Upper'. We will be launching our mobile game, House Flip, following the premiere of 'Fixer Upper' season 4 in mid December. Growing brands need a new way to capture the attention of fans—with a smartphone in the hands of 68% of Americans, mobile games are the answer. Already, some of TV's top brands like Pokemon and The Walking Dead have ventured into mobile games and apps. fun-gi will become *the* game development platform for brands who want to give fans a new, meaningful way to engage in brand-specific experiences. It starts with America's home-renovating sweethearts, Chip and Joanna Gaines.

Milestones

FUN-GI GAMES LLC was incorporated in the State of California in May 2015.

Since then, we have:

- Exclusive partnership with Chip & Joanna Gaines, stars of HGTV's #1 show Fixer Upper, which brought in 100M viewers in 2017

- #1 Adventure Game in Australia and New Zealand after soft launch

- Global launch in December 2017

- Product placement brands include Magnolia Market as well as new partners soon to be shared

- Landmark partners include Baylor University, USS Midway Museum, Arizona State University and more

- Scripps Networks (which owns HGTV and the Fixer Upper show), is a media partner

Historical Results of Operations

Our company was organized in May 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2016, the Company had revenues of $0 compared to the year ended December 31, 2017, when the Company had revenues of $310,314.74. Our gross margin was 0% in fiscal year 2016, compared to 76.72% in 2017.
- *Assets.* As of December 31, 2016, the Company had total assets of $84,560, including $82,894 in cash. As of December 31, 2017, the Company had $1,738,912.14 in total assets, including $131,324.27 in cash.
- *Net Loss.* The Company has had net losses of $73,274 and net losses of $146,634.60 for the fiscal years ended December 31, 2016 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $33,784 for the fiscal year ended December 31, 2016 and $844,729.82 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $625,000 in equity and $245,000 in SAFEs.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

FUN-GI GAMES LLC cash in hand is $118,256.56, as of April 2018. Over the last three months, revenues have averaged $286,923/month, cost of goods sold has averaged $115,000/month, and operational expenses have averaged $110,000/month, for an average net margin of $61,923 per month. We are already cash flow positive after 4 months of global launch on a single platform.

Product globally launched in December of 2017 where initial revenues are beginning to ramp up.

With the additional launch of Android, we anticipate both revenues and expenses to increase over the next 3-6 months.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.fun-gi.com/#/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

- Financials 1
- Financials 2
- Financials 3
- Financials 4

Appendix D: Director & Officer Work History

- Alfred Fung

Appendix E: Supporting Documents



FUN-GI

Fun games for growing brands

$238,222 raised from **181** investors
Successfully Funded on Feb 10 2017

> *We design and publish games that enable emerging brands to engage fans beyond traditional media. Our first partners are the stars of HGTV's most-watched show ever: Chip and Jo of 'Fixer Upper'. We will be launching our mobile game, House Flip, following the premiere of 'Fixer Upper' season 4 in mid December.*

Alfred Fung
CEO, FUN-GI

OUR AMBITION

Growing brands need a new way to capture the attention of fans—with a smartphone in the hands of 68% of Americans, mobile games are the answer. Already, some of TV's top brands like Pokemon and The Walking Dead have ventured into mobile games and apps. fun-gi will become *the* game development platform for brands who want to give fans a new, meaningful way to engage in brand-specific experiences. It starts with America's home-renovating sweethearts, Chip and Joanna Gaines.

KEY FACTS

- Exclusive partnership with Chip & Joanna Gaines, stars of HGTV's #1 show Fixer Upper, which brought in 25M viewers last season
- #1 Adventure Game in Australia and New Zealand after soft launch
- Global launch scheduled for March 2017
- Product placement brands include Magnolia Market and York Wall Coverings
- Section Studios is our development and equity partner in the game, which is led by a BAFTA award-winning art team
- Landmark partners include Baylor University, USS Midway Museum, Arizona State University and more
- Scripps Networks (which owns HGTV and the Fixer Upper show), is a media partner
- Two additional game designs are in pre-production also for growing brands

DOCUMENTS

fun-gi_House_Flip_with_Chip___Jo_Wefunder.pdf

fun-gi.com

from Torrance CA

MEDIA PLATFORM · GAMES · MOBILE ADS · VR · PUBLISHER · SOFTWARE · ENTERTAINMENT · ADVERTISING · B2B · FILM

Why I Like fun-gi

Having launched our apps on the opening day of the iTunes App Store, MobilityWare has garnered over 300 million installs. Much of my time is now spent acquiring companies - which means that I look at a lot of them. While I turn down most investment opportunities, I invested in fun-gi because I was impressed by how they created a novel game with branded content. Something other companies spend millions of dollars to accomplish, Alfred has done at high quality with a lean budget.



Dave Yonamine

FOUNDER & CHAIRMAN OF THE BOARD AT MOBILITYWARE, FUN-GI ADVISOR & INVESTOR

When Alfred first started fun-gi, I immediately recognized in him the same grit and determination I possessed when I built my business. Then he landed amazing partnership after partnership resulting in this gorgeous game, and it was clear his level of execution matched the same standard of excellence as Chip & Jo's. His commitment is unwavering, and I'm looking forward to seeing him grow more brands in this space.

Sam Kim

Investor & Advisor

Application Developers Alliance

Blending Art with Science: The Man and Methods Behind Fun-gi

Alfred Fung, founder of fun-gi, did not take a traditional route into app development- if app development is even old enough to have a traditional route, that is. After finishing his undergraduate degree at the University of California, Los Angeles, he

March 26, 2015 @ appdevelopersalliance.org

BRANDS NEED A NEW WAY TO ENGAGE FANS: GAMES

Mobile games are a $36.9B market and TV's biggest brands are already adopting them.

Games are the new frontier for brands to capture their fans' hearts and attention. The more interaction a fan has with a brand experience, the more loyal they are. That's why TV brands such as Pokemon have expanded their mobile app footprint, giving passionate fans unique experiences of 'living' the brand as much as possible.


Pokémon
GO

100 Million

Total Downloads


MARVEL
CONTEST OF CHAMPIONS

60 Million

Total Downloads


THE WALKING DEAD
NO MAN'S LAND

25 Million

Total Downloads

Games Dominate App Downloads on Mobile

The mobile app market is estimated to hit $77 billion in gross revenue by next year. And the largest category by downloads are games with nearly 2 billion downloads in Q2 of 2016 alone.


How Are the App Markets Growing?
Apple & Google App Stores' Gross Revenue in Billions
90
80
70
60
50
40
30
20
10
0
8
19
27
35
45
58
77
2011
2012
2013
2014
2015
2016*
2017*
* Projected
SurveyMonkey Intelligence


Q2 2016 Worldwide App Store Categories by Downloads
Q2 2015
Q2 2016
2.0B
1.5B
1.0B
500M
1.83B
1.50B
265% Larger
433M
502M
434M
482M
431M
447M
362M
359M
Games
Photo & Video
Entertainment
Social Networking
Utilities

OUR FIRST PARTNERS ARE CHIP AND JOANNA FROM HGTV's #1 SHOW

"Fixer Upper" is HGTV's most watched show ever. We're helping them get even bigger.

In the last season, which aired through spring 2016, Chip and Joanna broke cable records, with up to 4 million viewers tuning in to a single episode. Their all-American values, authenticity and sense of humor have rocketed them to the status of national sweethearts.





25+ million

Viewers Last Season

FANS CAN NOW RENOVATE LIKE CHIP AND JOANNA

We've collaborated with Chip and Jo to create an authentic 'house flipping' adventure.

In 'Fixer Upper', Chip and Jo transform lackluster houses into dream homes. With Chip and Jo's help, we've recreated the house flipping experience for your phone or tablet down to the smallest details - choose your favorite shade of paint, put up shiplap siding, and stage your houses with Magnolia Market furnishings.


A MAGNOLIA® HOME RENOVATION GAME
HOUSE FLIP
with Chip & Jo


Floors

Renovate Your Dream Fixer Upper

Every choice and color imaginable at your fingertips to renovate and stage homes.



Design in 3D

Explore and customize materials from kitchen cabinets to dining room furniture sets.



The Art of House Flipping

Discover cities with hundreds of houses, starting around the Magnolia Silos in Waco, Texas.

MEET OUR PARTNERS

"Even beyond Alfred bringing monetization and publishing to the table, he also brought a team mentality where we could mutually stretch our wings to fly. Our BAFTA award-winning heritage has given us the privilege to cherry pick projects, and partnering with fun-gi and developing House Flip with Chip & Jo has been one of our most rewarding."



Jimmy Yun
CEO, SECTION STUDIOS

SECTION

MAGNOLIA

KILZ

YORK WALLCOVERINGS

BAYLOR UNIVERSITY

EMP MUSEUM music + sci-fi + pop culture

The Nelson-Atkins Museum of Art

NATIONAL WWI MUSEUM AT LIBERTY MEMORIAL

Heard Museum

ASU ARIZONA STATE UNIVERSITY

HOTEL DEL CORONADO

USS Midway MUSEUM

'HOUSE FLIP' WILL SOFT-LAUNCH IN DECEMBER

We plan to launch the game alongside 'Fixer Upper' season 4 and develop two new games next year.

November 2014

Game Design Drafted

CEO, Alfred Fung, writes the concept, mechanics, and monetization for a house flipping game for growing brands.

SECTION

Section Studio Partnership

Founders of BAFTA-award-winning team commit to becoming development and equity partner in the house flipping game.

December 2014

Prototype Pre-production Begins

Concept and UI/UX art kicks off in preparation for a premiere at Electronic Entertainment Expo (E3).

February 2015



House Flip Demo shown at E3

Game industry experts validate the viability of a genre-defining game opening introductions to major talent agencies such CAA, UTA, and William Morris Endeavor

June 2015


FIXER★UPPER

Chip & Joanna Gaines Partnership

Alfred flies to Waco, TX to secure partnership with Chip & Joanna to create a house flipping game that grows their brand.

September 2015

Full Production

fun-gi moves into Section Studios office and kicks off production in Downtown Los Angeles.

November 2015

Brand Integrations from BEHR/Kilz and York/RoomMates Wall Coverings

In-game product placement integrations begin.

March 2016



Chip and Joanna Invest in Seed Round

Chip and Joanna's team contribute capital in our seed round.

June 2016

Integration of Landmark Partners



Landmarks across the United States join from Baylor University in Waco, TX to the USS Midway Museum in San Diego, CA.

July 2016

Chip and Joanna Release Bestselling Book

Chip and Joanna's book premieres at #1 on Amazon and #1 on the New York Times Best Seller list.

October 2016

Soft Launch submission to Apple for iOS Exclusive


HOUSE FLIP

Soft launch of the game aligned with the season 4 premiere of Fixer Upper on HGTV.

December 2016

Global Launch on iOS and Android

March 2017

Production of 2nd Title Begins

Fall 2017

HOUSE FLIP IS NOW THE #1 ADVENTURE GAME IN AUSTRALIA

Just a month into our soft launch, House Flip has proven it delivers.

House Flip has rocketed into app rankings as the #1 adventure game in both Australia and New Zealand. We've even already breached the rankings for Top Grossing Game at #80.



AUSTRALIA

#1 Adventure Game
#4 Simulation Game

NEW ZEALAND

#1 Adventure Game
#3 Simulation Game

HELP US CREATE THE GAMES YOU WANT TO PLAY

We're a tight-knit team, and we want you to be a part of it.

"Building a thriving business is about building great teams. I witnessed this when Alfred grew his ad agency at M&C Saatchi, and I'm seeing it first-hand at fun-gi. We've both been in the games industry long enough to know the opportunity he's capturing can only be done with a crew that creates with purpose, knows the flow of fun, and is passionate about design. These are the ideals he holds to himself and those around him, and it's resulting in truly innovative game content."



Stephen Saiz
INVESTOR & ADVISOR


#shiplap

The genesis of fun-gi and House Flip is a story of risk and reward. When I first flew to Waco, Texas to pitch Chip & Joanna Gaines, I had nothing but my will and a clunky demo funded from my dwindling life savings. Finding the tables turned with Chip pitching me instead, I knew our game was something special. But it wasn't enough to create innovative content alone; after all, there are plenty of great games that land in the app stores unnoticed.

At fun-gi, we captivate customers in the app stores by partnering with brands which have exceptional alignment with our novel gameplay. Where Chip & Jo lift our game and open the doors to their zealous fans, fun-gi grows their brands and unlocks a new audience. Together, our audience heart share amplifies, further bonding the love that fans have for Chip & Joanna as well as for House Flip. Few others create content this way, and we aim to become the leader in publishing fun games for growing brands.

And the irony hasn't escaped me that we've designed a game around the age-old business of real estate speculation. The simple concept of buying low and selling high is the very thing that drives who we are as a country: to take risks and reap their rewards. Joining us as an investor isn't just about game creation; it's a vote to keep the American Dream alive.

Much love,



Alfred Fung

Founder



Alfred Fung

CEO

Prior to fun-gi, Alfred oversaw teams in LA, SF, and NYC for global leader in mobile advertising M&C Saatchi. His game experience started at Mobile Deluxe. He's also a Returned Peace Corps Volunteer.

AND THE REST OF THE TEAM



Calvin Lim

Advisor

Co-CEO & Chief Creative Officer at SELECTIV



Jimmy Xu

Product Manager

Product manager passionate about design, code, and business. Jimmy loves conceptualizing and delivering great products. After graduating from UCLA, he has been working in Los Angeles ever since.

Raised $1,108,222 From 181+ Investors

Rem Darbinyan

Co-founder of ProDiagnose, first of its kind on-demand ultrasound service.

Andrew C Laufer

Civil Rights Attorney - Representing victims of unlawful arrest, prosecution, an excessive force. My father in law suffers from type 1 diabetes. Beta Bionics will substantially improve his life

Valerie T Perez

Matthew Stroia

Husband, Father, Business Owner, Coffee and Beer entrepreneur (Hoppy Coffee startup), supporter of small business... blah, blah, blah...

Will Gruben

Paul T Chaput Jr

Air Traffic Controller with FAA. Have lived in Houston entire life. 4 year grad from U of H. Married.

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What is fun-gi?

fun-gi designs and publishes games for growing brands. We start by creating innovative game designs with a focus on fun and marketability. We then publish our games by working with brands and different media outlets to maximize exposure from launch to live operations.

WF: Can you tell us about the game you're working on now?

f: We are working on House Flip, a first-of-its-kind house flipping game on both mobile and VR platforms. In partnering with Chip & Joanna Gaines, the stars of HGTV's popular show, Fixer Upper, we're able to leverage their audience which brought in 25 million viewers last season. Add to that: Chip & Joanna's own social media footprint exceeds 12 million followers and continues to grow everyday.

We created House Flip as a close collaboration with Chip & Joanna which has allowed us to imbue the game with their industry and design experience. With the successes of their show, their #1 best selling book, their magazine, and all of their home renovation ventures, we've created a new media channel in a game where players learn about flipping houses: the very thing that kickstarted Chip & Joanna's first businesses. Authenticity to their identity is of utmost importance, and we've worked incredibly hard to become an extension of their brand.

In Fixer Upper, Chip & Joanna turn dilapidated but potential-rich houses into showplaces. The game that we designed is similar in the sense that you buy a dilapidated house, you renovate it, and then you flip it at a margin. Everything is in 3D, so you can evaluate your renovations from every angle. As you renovate more houses in the game, you unlock new technologies, new colors, and new materials. In the process of learning about the world of renovation, our players also unlock new cities with bigger houses and unique architecture. Part of Chip & Joanna's character is a sense of American culture that we wanted to capture in each city by including landmark partners including Baylor University in Waco, Texas, the Nelson-Atkins Museum in Kansas City, Missouri, and the USS Midway Museum in San Diego, California. Instilling Americana into our game was essential as it's one of the things people love about Chip & Joanna.

WF: What's the goal of the game? What will keep people playing?

f: The key is the sense of progression and accomplishment. It is doing more and more renovations to see the fruits of your labor; choosing which materials and colors with which to renovate allows players to exercise their own sense of design. In the process of exercising that aesthetic muscle, you unlock more and more choices. We make it very accessible because it is in the context of something that a lot of people are already familiar with: home renovation and decoration. On the business side, the element that drives progression is unlocking new cities and architecture, plus bigger and more unique homes. Not only are you unlocking new choices, but you're able to touch different types of architecture and see whether or not the technologies you have unlocked look good in those homes. Collaboration also adds to that progression where players can help their friends' renovations by visiting their House Flips, and getting bonuses for being helpful. Whether you play the game alone or with your friends, there's always more to discover in the ever-expansive world of renovation.

WF: Can you describe some of the milestones you've reached?

f: We've been in production for about a year now. In March, we signed contracts with Chip & Joanna Gaines to build the game around their brand. Our relationship with them has been instrumental, not just from an audience perspective, but it has opened so many doors in terms of other brands that we're integrating into their game, like Kilz Paint and York Wallcoverings. Chip and Joanna had such a great experience working with us that they became investors in our seed round.

We're also in talks with Habitat for Humanity as our impact partner; a portion of our profits will go towards building houses, not just in America, but in developing countries as well.

Another big milestone for us is our great relationship with the application platforms, Apple and Google. They've seen our game and they're both really excited, not just because of the brand, but because this is a first-of-its-kind game. We are defining a new genre of game that's not only beautiful, but fun to play as well.

The most recent development has been creating a media relationship with Scripps Networks, which owns Fixer Upper and the HGTV network. They also own The Food Network, DIY, and Travel Channel. They have also seen the game, and have been highly supportive. We'd love to promote the game on television, so even though we're a fledgling publisher, we'll be doing things that only some of the biggest game developers are able to do.

WF: How much runway do you have?

As of November 2016, the company had cash in bank of approximately $76K. It is operating with an approximate burn rate of $68K per month. The company has financing in place to fund expenses if needed.

WF: Why will fun-gi win?

f: When you think about where the games industry is right now, it continues to see massive amounts of growth, and we're still in the elbow of its growth curve especially in mobile applications. In terms of branded content, innovation has always been late as common practice has been to skin a brand on an old game for re-release, essentially replicating the same tired game. We'll win because our focus is on innovative designs that are highly engaging. We've created a game which will define and own its genre where you not only exercise the business skill of flipping houses, but you also exercise the design skill of home renovation.

We'll also win because we're doing something no one else has done: packaging a game in a beautiful casual wrapper while introducing, what the industry calls, 'mid-core game mechanics' to an audience that is usually accustomed to playing games like Candy Crush or Words With Friends. Delivering a mid-core game experience to a casual audience in House Flip creates a fun and highly-engaging experience.

Perhaps most importantly, fun-gi also wins because our focus on audience alignment allows us ways to scale our games like few other game developers can. Chip & Joanna's show, Fixer Upper, is the #1 program on TV for upscale women, ages 25 to 54. Our game, from the ground up, was built for that very same audience. While alignment is key, we're also able to leverage their massive audience which we anticipate will result in millions of downloads.

WF: Why is fun-gi unique?

f: We want to continue making innovative content. And, we want to create games that allow brands to thrive and continue to grow. The EA's and the Kabam's of the world do it with some of the biggest IP from Star Wars to Marvel. Likewise, we're creating games as a platform for growing brands to be able to engage with a player base. The key word here is "growing" since our games are intended to grow the originating brand, and by aligning the game with their audience while basking in that halo effect we end up bringing in other brands, further growing the audiences of everyone participating. Ultimately it is that merging of the game world with the brand world and helping them grow through really fun and innovative game content is what set us apart.

WF: Have you launched? What are your measures for success?

f: Right now we are in private beta, that means that we have a build that we are continuously updating for internal testers. We're right around the corner for soft launch, so we're on track to submit our build to a couple of small countries in December. During that time we'll basically be looking at 3 key metrics: retention, engagement, and monetization (how often players come back, how long players play, and if players open their wallets to pay, respectively). Those are the really key pieces. When it comes to retention, downloads are always a big sign. We'll be looking at our daily active users. We'll be looking at how often they come back. What's our day 1, day 3, day 7, day 30 retention rate? How did they compare up against other games in the casual to mid-core space? We'll have a good sense by then of how well players are monetizing, and we will be able to determine if we are hitting the metrics that we forecasted.

We forecasted a conservative figure to achieve 6 million downloads in the first 6 months. That would be in most of the major countries that Fixer Upper has a presence in. What that translates into daily active users, in our estimates based on a compounded retention curve pans out to about 400,000 daily active users. We took a look at what the industry standard is on average revenue per daily active user. For a lot of casual titles, they're under $0.10 cents. Then you have the games that are doing really well, like the Pokemons or the Clash Royales, Clash of the Clans, the Candy Crushes of the world. They're all over $0.20-$0.25 cents average revenue per daily active user (ARPDAU). What we forecast is just a $0.07 cent ARPDAU. Carrying conservative forecasts skews us more towards the casual space, but it also ensures we hit our revenue targets.

WF: Tell us about your strategies for growth.

f: It is a combination of things. We have the ability to leverage Chip & Joanna Gaines' social media footprint, over 12 million followers. Chip and Joanna are also followed by some incredible people. But getting exposure to Chip & Joanna doesn't stop at owned or earned influencer marketing. Publishing House Flip will carry a truly integrated marketing approach where paid social, search, and video advertising will amplify any influencer campaign. Our relationship with Scripps Networks will also allow us to advertise at scale on HGTV, effectively capturing the attention of the very audience we've built our game for.

WF: How do you make money?

f: We make money in three ways: in-app purchases, in-game sponsorships, and in-game video advertising. Our strategy for these three channels is intentional since we know we will attract a variety of different players. Folks who wish to be more productive or accelerate their renovations will be more inclined to make an in-app purchase, whereas folks who wish to grind and play for free will consume more in-game video advertising. Our focus on a great branded experience also gives players the chance to interact with some of the home renovation industry's biggest brands such as Kilz Paint or York Wallpaper. With House Flip being free to download, we wanted to make sure that there was a lot of value to play for free while at the same time creating worthwhile moments for our players to make purchases in a game they've come to love.

WF: Is the first of many games to come? Why are you raising now?

f: House Flip is just our first title. We will use the same discipline of creating a truly innovative and marketable game to approach and win other brands. Though we have already designed two other games, we'll go through the same rigor we did with Chip & Joanna in our discovery process to ensure we identify and can help grow a growing brand.

The momentum of getting Chip & Joanna on board really dictated our focus on leading with our house flipping game as our sole project. The nature of the game being in 3D and highly asset-intensive has also turned the game into a high budget title. That said, the capital we're raising right now is intended to go entirely towards the production and marketing of House Flip. Even more than just raising money, we're excited to bring on fans of games, real estate, and Chip & Joanna as champions for our company and our games.

WF: What keeps you up at night about the business?

f: Building the right team, having the capital so that we can hire outstanding talent, and to continue to make great content so that the copycats can't get at us.

WF: Why are you the ones to make this happen? ^

f: I have been in games since 2010 when I oversaw monetization and user acquisition at a casual game company called Mobile Deluxe. We made Solitaire Deluxe as well as some of the highest rated slots and hidden object games. I then joined M&C Saatchi where I worked with some of the biggest apps as part of our client base, including Amazon where I marketed the Kindle app and the Amazon shopping app. I also launched the Zumba Dance Game, a Phineas and Ferb infinite-runner game as well as Sports Jeopardy and Wheel of Fortune for Sony. Merging the worlds of game monetization and big brands, I started fun-gi to capture an opportunity where brands can treat games as a legitimate media channel to grow their audience and make some money at the same time. Bringing my discipline in team growth, we will continue to hire world class talent who are super motivated to create novel content in the game space.

Our first hire is Jimmy Xu who is an expert in user experience design, and has taken on a monetization and production role as our Product Manager. Our development partner, the BAFTA award-winning team in Section Studios has done work for Riot Games, EA, Dreamworks, Infinity Ward, just to name a few. As an equity partner in our game, Section Studios allows us to scale our team where it's needed with minimal transition costs. If we need artists or extra producers, we don't need to go through the time-intensive process of identifying AAA-capable talent. In partnering with Section Studios, we're able to turn on and turn off resources as we've needed. With this core team, we continue to attract strong talent who are motivated to create amazing games.

Ask a Question

Type your question here... ASK QUESTION

Ed Long Dec 22 2016

Hello, Can you advise what the
$500+

Include your family name as an in-game House Flip citizen
goal actually entails, and in terms of how many "citizens" will be in the game. We are looking to determine the visibility of a citizen in the game. Thank you.



Alfred Fung CEO FOUNDER Dec 22 2016

We want our players to create a bond with the House Flip citizens whose offers they accept on their fixer uppers. This is AI (artificial intelligence) driven, so there's randomization on which family makes an offer (read: all families can make high and low offers). Our players will see a family name associated with each offer so that the simulation effect is there, and eventually we'll be introducing these "citizens" as animations in the city maps where our players can revisit past house flips (again, for those families whom they accepted an offer).

So the visibility can be something that appears in a player's review for quite some time, and who they'll want to help on future house flips when we introduce new events!

LIKE

Craig Vom Lehn INVESTOR Jan 10

Do you intend to pay dividends?



Alfred Fung CEO FOUNDER Jan 10

Hi Craig - we do intend to pay dividends, but the prospect of it is unknown until we have a better idea of how we're capitalizing the company.

LIKE

MORE QUESTIONS



FUN-GI

2017 Report

Dear investors,

Hi Wefunder investors - while I've done a decent job of keeping everyone updated via email and Facebook, I wanted to thank everyone again for the positive spirits and support you've provided in 2017. Everyone has seen how well House Flip with Chip and Jo is doing on iOS, and it's only the beginning as we have Android launching in Q2 of 2018 (not to mention being available in 15 different languages around the world). We're hustling to create even more value on your investment, and (fingers crossed) hopefully we can see that equity event for you before the end of 2018!

We need your help!

We've loved the Wefunder investor support as well as the kind words that have been shared over email and Facebook. Please continue supporting us by sharing with your friends and family the investment you've made in fun-gi as well as all of the news we've been making with House Flip with Chip and Jo. Android is right around the corner, and we have a lot more features and content to deliver, so your sharing our progress is incredibly helpful.

Sincerely,

Alfred Fung

CEO

Our Mission

Growing brands need a new way to capture the attention of fans—with a smartphone in the hands of 68% of Americans, mobile games are the answer. Already, some of TV's top brands like Pokemon and The Walking Dead have ventured into mobile games and apps. fun-gi will become *the* game development platform for brands who want to give fans a new, meaningful way to engage in brand-specific experiences. It starts with America's home-renovating sweethearts, Chip and Joanna Gaines.

See our full profile

How did we do this year?

Report Card

A-

The Good

- Fully analyzed House Flip's soft launch
- Launched House Flip just before Christmas of 2017
- Hired an outstanding team to help scale the product and the business

The Bad

- Soft launch took a bit longer than expected
- We didn't meet our milestone for getting Android launched
- Missed the opportunity with Chip and Jo's season premiere

2017 At a Glance

January 1 to December 31



$0 [100%]
Revenue



-$73,274
Net Loss


IOU!

$33,784 [2%]
Short Term Debt



$545,000
Raised in 2017



$118,257
Cash on Hand
As of 04/20/18



Months of Runway
As of 04/20/18

INCOME | BALANCE | NARRATIVE

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We design and publish games that enable emerging brands to engage fans beyond traditional media. Our first partners are the stars of HGTV's most-watched show ever: Chip and Jo of 'Fixer Upper'. We will be launching our mobile game, House Flip, following the premiere of 'Fixer Upper' season 4 in mid December.
Growing brands need a new way to capture the attention of fans—with a smartphone in the hands of 68% of Americans, mobile games are the answer. Already, some of TV's top brands like Pokemon and The Walking Dead have ventured into mobile games and apps. fun-gi will become *the* game development platform for brands who want to give fans a new, meaningful way to engage in brand-specific experiences. It starts with America's home-renovating sweethearts, Chip and Joanna Gaines.

Milestones

FUN-GI GAMES LLC was incorporated in the State of California in May 2015.

Since then, we have:

- Exclusive partnership with Chip & Joanna Gaines, stars of HGTV's #1 show Fixer Upper, which brought in 100M viewers in 2017
- #1 Adventure Game in Australia and New Zealand after soft launch
- Global launch in December 2017
- Product placement brands include Magnolia Market as well as new partners soon to be shared
- Landmark partners include Baylor University, USS Midway Museum, Arizona State University and more
- Scripps Networks (which owns HGTV and the Fixer Upper show), is a media partner

Historical Results of Operations

Our company was organized in May 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2016, the Company had revenues of $0 compared to the year ended December 31, 2017, when the Company had revenues of $310,314.74. Our gross margin was 0% in fiscal year 2016, compared to 76.72% in 2017.
- *Assets.* As of December 31, 2016, the Company had total assets of $84,560, including $82,894 in cash. As of December 31, 2017, the Company had $1,738,912.14 in total assets, including $131,324.27 in cash.
- *Net Loss.* The Company has had net losses of $73,274 and net losses of $146,634.60 for the fiscal years ended December 31, 2016 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $33,784 for the fiscal year ended December 31, 2016 and $844,729.82 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $625,000 in equity and $245,000 in SAFEs.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

FUN-GI GAMES LLC cash in hand is $118,256.56, as of April 2018. Over the last three months, revenues have averaged $286,923/month, cost of goods sold has averaged $115,000/month, and operational expenses have averaged $110,000/month, for an average net margin of $61,923 per month. We are already cash flow positive after 4 months of global launch on a single platform.

Product globally launched in December of 2017 where initial revenues are beginning to ramp up.

With the additional launch of Android, we anticipate both revenues and expenses to increase over the next 3-6 months.

Net Margin: -Inf%

Gross Margin: NaN%

Return on Assets: -87%

Earnings per Share: -$177.85

Revenue per Employee: $0

Cash to Assets: 98%

Revenue to Receivables: ~

Debt Ratio: 40%

Fun-Gi_Financial_Statements-_...

fun-gi_games_LLC_-_Profit_and...

fun-gi_games_LLC_-_Cash_Flo...

fun-gi_games_LLC_-_Balance_S...

We ❤ Our
174 Investors

Thank You For Believing In Us

Rem Darbinyan
Andrew C Laufer
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Thank You!

From the fun-gi Team



Alfred Fung

CEO



Calvin Lim

Advisor

Co-CEO & Chief Creative Officer at SELECTIV



Jimmy Xu

Product Manager

Product manager passionate about design, code, and business. Jimmy loves conceptualizing and delivering great products. After graduating from UCLA, he has been working in Los Angeles ever since.

Details

The Board of Directors

None.

Officers

OFFICER	TITLE	JOINED
Alfred Fung	CEO	2014

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Alfred Fung	Common	83.0%

Past Equity Fundraises

DATE	AMOUNT	SECURITY	EXEMPTION
12/2015	$125,000		Section 4(a)(2)
10/2016	$200,000		Section 4(a)(2)
11/2017	$300,000	Common Stock	Section 4(a)(2)
05/2017	$245,000	Safe	Section 4(a)(2)

The use of proceeds is to fund general operations.

Outstanding Debts

None.

Related Party Transactions

Loan from family member. Creditor. Julie Fung Amount Owed. 12500 Interest Rate. 0% Maturity Date. None

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Class A Units	20	20	Yes
Class B Units	16	16	Yes
Common Units	354	354	Yes
Class E Units	22	22	Yes

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	0
Options:	0

Risks

The history of fun-gi allowed the development of its product with capital from past investors. The future operations depends on fun-gi's ability to create revenue. While fun-gi may consider additional funding in the future through debt and/or equity financing, there is no assurance that additional financing will be made.

The future games fun-gi will develop beyond House Flip depend on timing and relevance of growing brands which can be uncertain.

The freemium business model does rely on economies of scale with a large user base, but every game monetizes at different levels which requires constant improvements. Even beyond insufficient users, convincing players to open their wallets to spend money on a game (even one they love) is not an easy task.

While fun-gi and their development partner, Section Studios, are both committed to bringing on employees who are enabled to execute at the highest levels, the combination of talent, discipline, and dedication are difficult characteristics to find and retain in a team that can build a product with AAA quality.

The social and networked nature of the House Flip game requires an Internet connection to 3rd party platforms and servers which can be susceptible to outages despite standard industry service level agreements.

Game development in general is an iterative process that requires persistent feature and content delivery which exposes its users to both positive and negative experiences until it is refined.

The development of a first-of-its-kind game requires heavy commitments on engineering, design, and art; thus making it a lengthy process and may not be fully completed within anticipated timeframes.

The organic distribution and presence of our House Flip game is dependent upon the brand power of Chip & Joanna Gaines which carries the risks of many well-known and popular figures such as intense public scrutiny from the media.

The games industry is highly competitive with studios and publishers who possess greater financial, developmental, and marketing resources than fun-gi; even though these competitors would be limited with speed to market (given the intensity of engineering and art needed to compete) and the lack of carrying the brand power of Chip & Joanna Gaines.

The consumption of any type of game content competes with the consumption of other types of media including television, movies, social, books, and other games.

Mobile and VR games as an industry is still growing at a rapid pace, but consumption of media can be fickle where users may not be interested in this new type of game.

Even with the partnerships and media support of Chip & Joanna Gaines and Scripps/HGTV, the game might not grow with enough players to generate revenue at the scale needed to support revenue, and thus marketing growth.

Investors won't see a return until the company is acquired or IPO's.

Our company, fun-gi, is pre-revenue, and is raising capital to build and market a product we hope will define a new genre of game with the reknown of Chip & Joanna Gaines from HGTV's hit show, Fixer Upper.

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the unitholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor. For example, the unitholders may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The unitholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The unitholders have the right to redeem their securities at any time. Unitholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability. In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor;
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of units . As discussed in Question 13, when we engage in an offering of equity interests involving Units , Investors may receive a number of Units calculated as either (i) the total value of the Investor's investment, divided by the price of the Unit being issued to new Investors, or (ii) if the valuation for the company is more than $10 million , the amount invested divided by the quotient of (a) the Valuation Cap ($10 million) divided by (b) the total amount of the Company's capitalization at that time. Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Units that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our management . Among the factors we may consider in determining the price of Units are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our units that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;

- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

Company

FUN-GI GAMES LLC

- California Limited Liability Company
- Organized May 2015
- 7 employees

316 W 2ND ST
LOS ANGELES CA 90012

http://www.fun-gi.com

Business Description

Refer to the fun-gi profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

fun-gi is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

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Alfred Fung

CEO at fun-gi

Los Angeles, California | Computer Games

Previous: M&C Saatchi Mobile, Mobile Deluxe, Panvolve

Education: University of Southern California - Marshall School of Business

Connect | Send Alfred InMail

500+ connections

https://www.linkedin.com/in/alfredfung | Contact Info

Background

Summary

Alfred founded fun-gi to design and publish games for growing brands. His team has built a house flipping game for Chip and Joanna Gaines of HGTV's hit show, Fixer Upper.

Prior to fun-gi, Alfred oversaw teams in Los Angeles, San Francisco, and New York for the global leader in mobile advertising: M&C Saatchi. His game experience started at Mobile Deluxe where he managed freemium monetization and user acquisition for their casual games. All told, Alfred has launched some of the most popular brands and games in mobile.

Alfred received his MBA from USC's Marshall School of Business, and holds a BA in Philosophy from UCLA. He's also a Returned Peace Corps Volunteer having served two separate terms in China and Palau.

Experience

CEO

fun-gi

November 2014 – Present (2 years 2 months) | Greater Los Angeles Area

Connecting growing brands with IP-specific game design and publishing. Wearing multiple hats as a brand consultant, game designer, fundraiser, producer, administrative assistant, Excel modeler, and HR guy. Building a team that believes in the core philosophy of fun-gi: purpose, fun, and design.

Media Director

M&C Saatchi Mobile

June 2013 – August 2014 (1 year 3 months) | Santa Monica, CA

Opened media operations in Los Angeles and San Francisco accounting for 8-figure annual paid media. Nearly doubling the staff, Alfred led organizational growth and QoQ record revenue as a member of the executive team. He coordinated strategic branding, creative production, and media buying while spearheading industry best practices to help make M&C Saatchi the leader in mobile marketing solutions. Championing a culture built on purpose and hard work, Alfred also on-boarded teams who embraced the agency's core philosophy: Brutal Simplicity of Thought.

- 1 honor or award
- 8 recommendations, including:



Lisa Rea
Digital Marketing | Analytics | Dashboard…

I worked closely with Alfred on the Microsoft Mobile Devices account and his constant enthusiasm and passion was truly... View↓



Brandon M. Baker (MBA)
Sr. Product Marketing Manager - CDK

I had a great time working with Alfred while he was Media Director at MC Saatchi Global. Alfred was quick to get on a call... View↓

6 more recommendations↓

Director of Marketing

Mobile Deluxe

August 2010 – June 2013 (2 years 11 months) | Santa Monica, CA

Joined Mobile Deluxe as it pivoted its games from premium to freemium and concentrated on both monetization (ad-based and IAP-based) as well as user acquisition strategies. Launched some of their Top Grossing titles including Solitaire Deluxe and Big Win Slots across multiple platforms.

Drove direct-to-consumer marketing for mobile apps by devising and executing go-to-market strategies from product development to user acquisition to monetization. Re-branded the company and its games as the ecosystem evolved into a B2C industry. Developed and communicated brand positioning for the company and its games. Created effective distribution plans across multiple platforms (iOS, Android, and Amazon) by providing creative direction on advertising and optimizing ad spend budget through multiple direct response channels. Executed and optimized various monetization strategies to capture value across each player's lifecycle. Directed customer relationship management through email campaigns and social community growth. Designed analytics and data visualization for sales, competition, and user behavior.

- 1 honor or award
- 1 recommendation



Jeff Spears
Digital Marketing I Partnerships I Management

I had the pleasure of hiring and working closely with Alfred during our time at Mobile Deluxe. He was instrumental in developing a user acquisition and monetization strategy as our company pivoted from a download to free-to-play model, and he... View↓

Principal of Strategy and Marketing

Panvolve

July 2009 – July 2010 (1 year 1 month)

Researched business feasibility, built strategic partnerships, and sought funding for a web-based venture which enabled teachers to collaborate on digital media curriculum resources in order to improve student learning as well as parental involvement.

Consultant

Sony Pictures Entertainment

March 2009 – July 2009 (5 months)

Led a team to develop a 5-year plan to attain revenue growth of 10x in the home entertainment market of India.

Conducted primary research in India through interviews, consumer surveys, and retail store visits. Secondary research was collected via industry, marketing, and consulting reports.

Analyzed and provided recommendations on local retail industry, distribution, marketing mix, branding and positioning, and solutions to address the black market.

MBA Candidate

USC Marshall School of Business

August 2008 – July 2009 (1 year)

Information Management and International Business focus in USC Marshall's one-year accelerated (IBEAR) MBA program.

Graduated with Honors - Beta Gamma Sigma.

▾ 2 recommendations

Hideo Sonobe
Managing Director of Polar Japan (Coun…

I was working intensively with Alfred Fung for the consulting project at University of Southern California. In this project,... View↓

Jack G. Lewis
Advisor, ITO EN North America, Inc.

Alfred just graduated from our MBA program at the Marshall School at USC. He is a focused, driven guy with considerable... View↓

Marketing Analyst
TelePacific Communications
February 2007 – July 2008 (1 year 6 months)

Analyzed business cases and collaborated with multiple business units within the company to evaluate data on costs and technical feasibility which contributed 10% to total annual revenues of $675M+.

Modeled sales contracts ensuring profitability standards for gross/contribution margins by scaling commissions saving the company $7.5M+ annually.

Elementary School Teacher
Ivy League Bilingual School
January 2006 – December 2006 (1 year)

Instructed 3rd and 4th grade students in the subjects of Science and Writing at a Chinese/English immersion school.

Business Counselor
Peace Corps
August 2003 – November 2005 (2 years 4 months)

Peace Corps Volunteer service in Palau. Consulted entrepreneurs in management and technical subjects assisting in starting and/or expanding their businesses. The Small Business Development Center (SBDC) was the host agency located in the capital of Koror.

▾ 1 recommendation

Casey Jeszenka
Network Director of the UOG Pacific Islands Small Business Development Center (SBDC) Net…

I worked with Alfred for over two years while he was a Peace Corps volunteer at our Palau SBDC. Alfred proved to be a very dedicated and productive employee who even took over as the Acting Palau SBDC Director when we needed him to do it. He is up... View↓

TEFL Instructor
Peace Corps
June 2002 – April 2003 (11 months)

Peace Corps Volunteer service in China. Taught English Writing at a teacher's university in Duyun, Guizhou.

▾ 1 recommendation

Andrew Criss
Manager, Digital Education at Amazon

Alfred was a dedicated teacher who earned the respect of his students and co-workers. His innovation in the class room and commitment to education outside of the classroom make it easy for me to earnestly recommend Alfred as a teacher and a leader. View↓

Publications

Becoming a Mobile Bloomingdale's: Merchandising Free-to-Play

Games Brief

July 23, 2013

The key elements to merchandising free-to-play games in order to capture value at different phases of a player's lifecycle.

Honors & Awards

Speaker/Panelist

Mobile Insider Summit - "What's a Conversion Anyway? The New Metrics of Context" (August 2013)
Mobile Media Summit - "Social and Mobile - The Killer App?" and "Location Targeting Made Easy" (April 2014)

Speaker/Panelist

TechHub Los Angeles - "Indie Games for the Win" (May 2013)

Languages

English
Native or bilingual proficiency

Chinese
Professional working proficiency

Spanish
Elementary proficiency

Skills

Top Skills

- 43 Marketing Strategy
- 42 Mobile Advertising
- 34 Mobile Devices
- 40 Digital Media
- 28 Marketing
- 21 Business Planning
- 18 Product Marketing
- 9 Integrated Marketing
- 1 Mobile Games
- 1 Monetization

Alfred also knows about...

- 47 Advertising
- 13 International Business
- Traffic Monetization
- Business Analytics
- Data Visualization
- 4 Business Intelligence
- 10 Competitive Analysis
- 7 Brand Awareness
- 11 CRM
- 8 Market Analysis
- 7 Brand Development
- 4 Cross-functional Team...
- 3 Public Relations
- 2 Cross-cultural
- 2 Cross Functional Team...
- See 12+ ›

Education

University of Southern California - Marshall School of Business
MBA, Information Management & International Business
2008 – 2009

Activities and Societies: Beta Gamma Sigma

▾ 2 recommendations

Jeff Ouyang
Experienced Business Developer

I have been a fellow classmate of Alfred for the past year. Alfred is a seasoned leader with unparalleled energy. He... View↓

Jaysu (Suresh) Jeyachandran
Engineering Leader (Execution) I Innova…

Alfred is an exceptionally diligent, hardworking and a committed individual. I had the pleasure of sitting next to him... View↓

University of California, Los Angeles

Bachelor of Arts, Philosophy

1999 – 2001

Business and Administration Specialization

Activities and Societies: Alpha Kappa Psi, UniCamp, Asian American Tutorial Project

Additional Info

- ### Interests

Design and UX, mobile games, digital media and entertainment, real estate, screenplay writing and film making, education technology, automobiles and motorcycles, SCUBA diving, fishing (spin casting, fly, and spear), tennis, and golf.

- ### Personal Details

Birthday May 24

Organizations

Additional Organizations

Alpha Kappa Psi, UCLA UniCamp

Volunteer Experience & Causes

Business Counselor

Peace Corps

August 2003 – November 2005 (2 years 4 months) I Economic Empowerment

Business planning, market feasibility studies, financial forecasting, and operational training for small and medium sized enterprises.

Opportunities Alfred is looking for:

- Skills-based volunteering (pro bono consulting)

Causes Alfred cares about:

- Arts and Culture
- Children
- Economic Empowerment
- Education
- Disaster and Humanitarian Relief
- Science and Technology

Recommendations

Received (15) Given (12)

Media Director

M&C Saatchi Mobile



Lisa Rea

Digital Marketing I Analytics I Dashboard & KPI Consultant

“ I worked closely with Alfred on the Microsoft Mobile Devices account and his constant enthusiasm and passion was truly contagious! His knowledge of mobile marketing was invaluable and his constant desire to learn more beyond his immediate area of focus was endless. He was very responsive and always eager to identify optimization opportunities to constantly improve... **more**

July 21, 2015, Lisa was with another company when working with Alfred at M&C Saatchi Mobile



Brandon M. Baker (MBA)

Sr. Product Marketing Manager - CDK

“ I had a great time working with Alfred while he was Media Director at MC Saatchi Global. Alfred was quick to get on a call or meet face to face to explore opportunities which I could track to further grow Amazon's mobile customer base. Alfred is quick to provide quantifiable details, as well as push for creative new tests to see how we might make a step-change in mobile... **more**

April 29, 2015, Brandon M. worked indirectly for Alfred at M&C Saatchi Mobile



Gwen Murray

Head of Mobile Marketing at Staples

“ Alfred was an amazing partner to work with. His attention to detail and hands-on approach to account management helped us exceed our goals. He understands the mobile ad landscape extremely well, including analytics and ways in which to measure attribution in an increasingly fragmented space. I would work with Alfred again in a heartbeat!

January 4, 2015, Gwen was Alfred's client



Stephen Saiz

VP, Marketing | Digital Strategy | Mentor

“ When I moved from a larger company to a smaller team, one of my immediate priorities was to secure an experienced user acquisition & monetization partner to assist with our ambitious download and revenue goals. Alfred displayed a tremendous amount of mobile knowledge and confidence in his teams ability to deliver against our mobile forecasts across a number of titles.... **more**

October 15, 2014, Stephen was with another company when working with Alfred at M&C Saatchi Mobile



Nil Sangarabalan

Account Director | App Store Optimization (ASO) | Mobile Strategy | Conversion Optimization at The ASO Co

“ Working with Alfred for just over a year benefited me incredibly. He is a hit when it comes to managing client relations, and his wealth of knowledge of mobile marketing is enviable, to say the least. However, in my opinion, it's his dedication to his own team that makes him stand out. Despite working with members in two different offices (and time zones), Alfred put in... **more**

October 13, 2014, Nil reported to Alfred at M&C Saatchi Mobile

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